UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 4125
New York, New York 10119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 798-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Globe Specialty Metals, Inc. (the “Company”) was held on November 30, 2011.  At the annual meeting, the holders of 69,469,109 shares of common stock, which represents approximately 93% of the outstanding shares entitled to vote as of the record date of October 26, 2011, were represented in person or by proxy.  The proposals are described in more detail in the Company’s definitive proxy statement dated October 26, 2011 and filed with the Securities and Exchange Commission on October 28, 2011.  The final voting results for proposals 1, 2, 3, 4, 5 and 6, which were voted on by the stockholders at the annual meeting, are set forth below.

The Company’s stockholders elected Alan Kestenbaum as a director to serve until the Company’s 2012 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Kestenbaum received the following votes:

For	Against	Abstain	Broker Non-Votes
61,968,902	660,680	-	6,839,527

The Company’s stockholders elected Donald G. Barger, Jr. as a director to serve until the Company’s 2012 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Barger received the following votes:

For	Against	Abstain	Broker Non-Votes
62,467,623	161,959	-	6,839,527

The Company’s stockholders elected Thomas J. Danjczek as a director to serve until the Company’s 2012 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Danjczek received the following votes:

For	Against	Abstain	Broker Non-Votes
62,489,047	140,535	-	6,839,527

The Company’s stockholders elected Stuart E. Eizenstat as a director to serve until the Company’s 2012 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Eizenstat received the following votes:

For	Against	Abstain	Broker Non-Votes
60,493,630	2,135,952	-	6,839,527

The Company’s stockholders elected Franklin L. Lavin as a director to serve until the Company’s 2012 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Lavin received the following votes:

For	Against	Abstain	Broker Non-Votes
62,437,297	192,285	-	6,839,527

The Company’s stockholders approved the Company’s 2011 CFO/CLO Long-Term Incentive Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
61,743,053	835,569	50,960	6,839,527

The Company’s stockholders approved the Company’s 2012 Executive Long-Term Incentive Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
60,994,107	1,586,356	49,119	6,839,527

The Company’s stockholders approved, by advisory vote, the compensation paid to the Company’s named executive officers. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
59,242,292	642,694	2,744,596	6,839,527

The Company’s stockholders voted to recommend, by advisory vote, the frequency with which the Company will hold future advisory votes on the compensation paid to the Company’s named executive officers. This proposal received the following votes:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
21,107,541	123,666	38,673,861	2,274,514	6,839,527

Based upon the considerations set forth in the Company’s definitive proxy statement and in view of the fact that approximately 65% of the shares voted recommended “three years,” the Company has decided to seek the stockholders’ advisory vote on the approval of the Company’s compensation of its named executive officers once every three years, until the next required vote on the frequency of stockholder votes on the compensation of its named executive officers.

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
69,270,850	148,994	49,265	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.

Dated: November 30, 2011	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer